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                                                                     EXHIBIT 5.1


                               GIROIR & GREGORY
                           PROFESSIONAL ASSOCIATION
                               ATTORNEYS AT LAW
                                  SUITE 1900
                              111 CENTER STREET
                         LITTLE ROCK, ARKANSAS 72201
   TELEPHONE                                                        TELECOPIER
(501) 372-3000                                                    (501) 374-2380
                                                                  (501) 372-2475
                               September 20, 1994




Beverly Enterprises, Inc.
5111 Rogers Avenue, Suite 40-A
Fort Smith, Arkansas 72919-1000

         RE:  Beverly Enterprises, Inc. - Registration Statement on Form S-8

Gentlemen:

         We have acted as securities counsel for Beverly Enterprises, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on September 21, 1994, in connection with the registration of 353,451 shares of Common Stock, $.10 par value (the "Shares"), issuable from time to time as a result of the exercise of stock options with respect to three different employee benefit plans of the Company: (i) the NonEmployee Directors' Stock Option Plan; (ii) the American Transitional Hospitals, Inc. 1993 NonQualified Stock Option Plan assumed by Beverly; and (iii) the Stock Option Agreement between Beverly and Robert C. Crosby dated September 2, 1994 (collectively, the "Plans").

         In connection with the preparation of the Registration Statement and the proposed issuance and sale of Shares in accordance with the Plans and the Form S-8 prospectus to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

         Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue
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Beverly Enterprises, Inc.
September 20, 1994
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Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectus to be delivered to participants in the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

         This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal laws of the State of Delaware, without regard for choice of law principles, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                Very truly yours,

                                                /s/     GIROIR & GREGORY,
                                                        Professional Association